UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Consumer’s Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 19, 2005

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at the Foltz Community Center, 224 N. Wood St., East Canton, Ohio, on Wednesday, October 19, 2005, at 7:30 P.M., for the following purposes:

1.	To elect three directors to serve for three-year terms expiring in 2008;

2.	To elect one director to serve for a two-year term expiring in 2007; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 19, 2005 shall be entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

Laurie L. McClellan

Chairman

Minerva, Ohio

September 15, 2005

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTE IN PERSON.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the “Company” or “Consumers Bancorp”) for use at the Annual Meeting of Shareholders to be held at the Foltz Community Center, 224 N. Wood St., East Canton, Ohio, on Wednesday, October 19, 2005, at 7:30 P.M.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 15, 2005. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly owned subsidiary of Consumers Bancorp, may also solicit proxies by telephone or facsimile without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on August 19, 2005 are entitled to notice of and to vote at the Annual Meeting. As of August 19, 2005, 2,143,444 Consumers Bancorp common shares, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each common share on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all nominees for Class II directors named in this Proxy Statement; (2) for the election to the Board of Directors of the nominee for a Class I director named in this Proxy Statement and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present in person or by proxy shall constitute a quorum. Abstentions and broker non-votes will be counted in establishing the quorum. A proxy may be revoked at any time before it is voted by written notice to Consumers Bancorp, by submission of a later dated proxy or by voting in person at the meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

ELECTION OF DIRECTORS

Election of Directors

At present, the Board of Directors consists of nine members. Director John V. Hanna retired on February 9, 2005 and director Homer R. Unkefer retired on July 16, 2005 from the Board of Directors and both have been appointed to the honorary position of Director Emeritus. James V. Hanna was appointed by the Board of Directors to fill the vacancy created by the resignation of John V. Hanna. The Board of Directors is divided into three classes, with three directors remaining in Class I, two with terms expiring in 2007 and one with a term expiring at the upcoming Annual Meeting, three directors in Class II with terms expiring in 2005 and three directors in Class III with terms expiring in 2006. Generally, the directors in each class are elected for terms of three years so that at each Annual Meeting the term of office of one class of directors expires. Section Five of the Amended and Restated Articles of Incorporation provides that classes be divided as equally as possible.

The terms of office of Class II directors David W. Johnson, Laurie L. McClellan, and Walter J. Young will expire at the Annual Meeting upon the election of their successors. In order to divide the classes as equally as possible (1) Mr. Johnson, Mrs. McClellan and Mr. Young have been nominated by the Board of Directors to serve as Class II directors for three-year terms that will expire at the 2008 annual meeting upon the election of their successors, and (2) Mr. James V. Hanna has been nominated by the Board of Directors to serve as a Class I director for a two year term that will expire at the 2007 annual meeting upon the election of his successor. Additional information concerning the nominees for director and the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote for the election of the nominees as Class II directors and for the election of the nominee as Class I director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as to each person who is a nominee or who currently serves as a director or executive officer of Consumers Bancorp or Consumers National Bank.

Name	Age	Principal Occupations And Employment During Past Five Years	Positions Held with Consumers Bancorp or Consumers National Bank	Served as Director or Officer Since	Term to Expire
Directors and Nominees for Election:

James V. Hanna	62	Deputy Sheriff, Carroll Co. Sheriff’s Dept. (1999 – 2005)	Director (1)	2005	2005

James R. Kiko, Sr.	61	Director of Kiko Auctioneers, Inc., Canton, Ohio, a real estate brokerage and auction service	Director	1997	2007

John E. Tonti	64	Retired, former Key Bank, Canton-Mahoning Valley advisory board member (2001 – 2004); Executive Director Northern Columbiana County United Way (2003 – 2005); Certified Public Accountant, former Partner, Hill, Barth & King, Salem, Ohio (1963 – 2000)	Director	2004	2007

Walter J. Young	82	Retired, former proprietor of a heavy equipment rebuilding and sales business; Vice President of Consumers National Bank (1991 – 2002)	Director	1981	2005

David W. Johnson	45	Corporate President of Summitville Tile, Summitville, Ohio, a tile manufacturing business	Director	1997	2005

Laurie L. McClellan	52	Radiologic Technologist, Westwood Urgent Care, Alliance, Ohio (1994 – 2002) and IMS, Alliance, Ohio (2003 – 2004); Chairman and Acting Treasurer of Consumers Bancorp, Inc. and Consumers National Bank	Director Chairman (2)	1987	2005

John P. Furey	53	Corporate President of Furey’s Wheel World, Inc., Malvern, Ohio, an automotive retail sales business	Director	1995	2006

Thomas M. Kishman	56	Owner of Kishman’s IGA, Minerva, Ohio, a grocery retail sales business	Director	1995	2006

Steven L. Muckley	50	Chief Executive Officer, President and Acting Chief Financial Officer of Consumers National Bank and Consumers Bancorp, Inc.; Certified Public Accountant, Partner 415 Group; f.k.a. Arner & Co., Canton, Ohio (1981 – 2003)	Director Chief Executive Officer, President, and Senior Investment Representative (3)	2003	2006

Name	Age	Principal Occupations And Employment During Past Five Years	Positions Held with Consumers Bancorp or Consumers National Bank	Served as Director or Officer Since	Term to Expire

Non-Director Executive Officers:

Paul B. Hugenberg, III	33	Senior Manager, Information Risk & Performance Services, Crowe Chizek and Company LLC (2003 – 2005) Regional Supervisor, Sky Financial Group (2000 – 2003)	Chief Information Officer	2005	N/A

Vickie L. Ramsier	56	SVP, Branch Administration & Program Manager, Specialized Investment Division (May 2005); VP, Commercial Loan Officer & Regional Branch Administrator (Feb 2004 – May 2005); Assistant Vice President of Lending and Branch Manager (1997 – Feb 2004)	SVP, Branch Administration & Program Manager, Specialized Investment Division; VP, Commercial Loan Officer & Regional Branch Administrator (Feb 2004 – May 2005); AVP of Lending and Branch Manager (1997 – Feb 2004)	2004	N/A

Phillip M. Suarez	56	Senior Vice President and Senior Loan Officer of Consumers National Bank; Senior Vice President Lending, Security Dollar Bank (1998 – 2000)	Senior Vice President and Senior Loan Officer	2000	N/A

Renee K. Wood	34	Controller, Consumers Bancorp, Inc. and Consumers National Bank (Jan 05 – July 05); Vice President—Finance Dept., Unizan Bank, National Association (2002 – 2005); AVP—Finance Dept., Unizan Bank, National Association (2001 – 2002); Accounting Officer, Unizan Bank, National Association (1998 – 2001)	Chief Financial Officer and Treasurer; Controller (Jan 05 – July 05)	2005	N/A

Marianne Yeager	52	Vice President Risk Management, Unizan Bank, National Association (2001 – 2005); Vice President Field Services, Sky Technology Resources (2000 – 2001); Vice President & Manager Information Services, Mahoning National Bank of Youngstown (1993 – 2000)	Senior Vice President of Operations and Risk Management	2005	N/A

(1)	James V. Hanna was appointed as a director by the Board of Directors in February 2005 to fill the vacancy created by the resignation of John V. Hanna.
(2)	Laurie L. McClellan was appointed by the Board of Directors as Acting Treasurer of Consumers Bancorp and Consumers National Bank effective February 14, 2005 and was replaced by Renee K. Wood effective August 1, 2005.
(3)	Steven L. Muckley was appointed by the Board of Directors as Acting Chief Financial Officer effective February 14, 2005 and was replaced by Renee K. Wood effective August 1, 2005. Additionally, Mr. Muckley was named Senior Investment Representative of the Bank’s investment program with UVEST Financial Services in April 2005.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Consumers Bancorp held nine Board of Directors meetings in the fiscal year 2005. All directors attended at least 75% of the Consumers Bancorp Board meetings and meetings of committees on which they served, with the following exceptions; Mr. Unkefer attended six of the nine Consumers Bancorp meetings, Mr. Johnson attended three of the nine and Mr. Unkefer four of the nine Asset/Liability Committee meetings, Mr. Johnson attended two of the five Compensation Committee meetings. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers National Bank held 15 Board of Directors meetings in the fiscal year 2005, including two Strategic Planning meetings.

Although Consumers Bancorp does not have a formal policy with respect to Board member attendance at Annual Meetings of shareholders, each member of the Board is encouraged to attend. All Board members, except for Mr. Kiko, attended the Annual Meeting of shareholders for fiscal year 2004.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee, Loan Committee and Nominating Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank. Consumers National Bank also has a Technology & Services Committee.

The Asset/Liability Committee is comprised of Mr. James V. Hanna (served beginning in March 2005), Mr. Johnson, Mr. Kishman, Mr. Muckley, Mr. Tonti and Mr. Unkefer, with Mr. John V. Hanna serving as Chairman through January 2005. Mr. John Tonti began serving as Chairman beginning in March 2005. Mr. John V. Hanna served as a member of the committee through January 2005. The Asset/Liability Committee is primarily responsible for ensuring Consumers National Bank has adequate investment and funds management policies. The committee recommends strategic direction and establishes key benchmarks. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio, and Consumers National Bank’s liquidity, capital and interest rate risk position. During the fiscal year 2005, the Asset/Liability Committee met nine times.

The Audit Committee is comprised of Mr. Furey, Mr. Kiko, Mr. Kishman and Mr. Tonti, with Mr. Kishman serving as Chairman. Mr. Young served as a member of the committee until August 2004. The oversight functions of the Audit Committee are to review all internal and external audit functions, approve and engage Consumers Bancorp’s independent auditors, and review the adequacy of Consumers Bancorp’s systems of internal control and processes. The Board of Directors of Consumers Bancorp adopted a revised audit charter in August 2004. The audit charter was filed by the Company as Exhibit A to its 2004 Proxy Statement and it is not available on the Company’s website. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc. (NASD) and that Mr. Tonti satisfies the requirements of a “Financial Expert,” as defined in Rule 4350(d) of the NASD. The Report of the Audit Committee is on page 14 of this Proxy Statement. During fiscal year 2005, the Audit Committee met 10 times.

The Compensation Committee reviews overall bank compensation policy and executive management compensation. This committee is comprised of Mr. Furey, Mr. Johnson and Ms. McClellan, with Mr. Furey serving as the Chairman. Mr. Young served as a member of the committee until August 2004. The Report of the Compensation Committee is on pages 11-12 of this Proxy Statement. During the fiscal year 2005, the Compensation Committee met five times.

The Corporate Governance Committee is comprised of Mr. Johnson, Mr. Kiko, Mr. Kishman and Mr. Tonti, with Mr. Johnson serving as Chairman. The committee is responsible for making independent recommendations to the Board of Directors as to best practices for Board governance and conducting the evaluation of Board performance. During the fiscal year 2005, the Corporate Governance Committee met once.

The Executive Committee reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Furey, Mr. Kiko (served beginning in March 2005), Ms. McClellan and

Mr. Young, with Ms. McClellan serving as the Chairperson. Mr. John V. Hanna served as a member of the committee through February 2005. During the fiscal year 2005, the Executive Committee met 13 times.

The Loan Committee is comprised of Mr. Furey, Mr. James V. Hanna (served beginning in February 2005), Mr. Kiko, Ms. McClellan, Mr. Muckley and Mr. Young, with Mr. Kiko serving as Chairman. Mr. John V. Hanna served as a member of the committee through February 2005. The Loan Committee reviews loan requests and is responsible for approving any exceptions to policy and loans that exceed an individual loan officer’s authority. During the fiscal year 2005, the Loan Committee met 45 times.

The Nominating Committee is comprised of Mr. Johnson, Mr. Kiko, Mr. Kishman and Ms. McClellan, with Mr. Johnson serving as Chairman. The Board of Directors of Consumers Bancorp has determined that Mr. Johnson, Mr. Kiko and Mr. Kishman meet the independence standards of Rule 4200 (a) (15) of the NASD. In addition, the Board of Directors has determined that it is in the best interests of Consumers Bancorp that Ms. McClellan, who owns or controls more than 20% of the Company’s voting securities, serves on the Nominating Committee. During the fiscal year 2005, the Nominating Committee met once. Under the terms of the Nominating Committee Charter the Nominating Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the procedures contained in Consumers Bancorp’s Code of Regulations and the Board Addition/Replacement Policy. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Nominating Committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Nominating Committee Charter was filed by the Company as Exhibit B to its 2004 Proxy Statement and is not available on the Company’s website.

Shareholders desiring to nominate a candidate for election as a director at the 2006 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 1, 2006 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 1, 2006 or if the candidate does not meet criteria set forth in the Amended and Restated Regulations of Consumers Bancorp.

The Technology & Services Committee is comprised of various management and support personnel with the following directors as members: Mr. Furey, Mr. Kishman and Mr. Muckley, with Mr. Furey serving as Chairman. Mr. John V. Hanna served as a member of the committee through February 2005. The function of the committee is to review products, technical developments and equipment purchases. During the fiscal year 2005, the Technology & Services Committee met 10 times.

Compensation of Directors

Directors, excluding directors that are employees of Consumers National Bank, are compensated for each meeting of the Consumers National Bank Board of Directors and each committee meeting that they attend. Compensation for attendance at a Consumers National Bank Board of Directors meeting is $800 per meeting. Committee meeting attendance fees, as of June 1, 2005, are $100 for the Asset/Liability, Compensation, Corporate Governance, Nominating, Loan and Technology & Services Committees, and $200 for Audit and Executive Committees. Fees for the Committee Chairmen of Asset/Liability, Compensation, Corporate Governance and the Technology & Services Committees are $200 per meeting, and fees for the Audit Chairman is $300 per meeting. In June 2004, the Board of Directors approved an annual retainer fee program that became effective July 1, 2004 for the fiscal year ended June 30, 2005. Under the program, directors that are not employees of Consumers National Bank are eligible to receive an annual retainer fee equal to $2,000, plus $100 for each year of service on the Board. The aggregate amount paid to non-employee directors for the fiscal year ended June 30, 2005 under these arrangements was $148,500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to Consumers Bancorp to be the beneficial owner of more than 5% of its outstanding common shares as of June 30, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2005*	Percent of Common Shares
Laurie L. McClellan 28 Tepee Drive Minerva, Ohio 44657	435,470	20.32%

James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	155,200	7.24%

*	This column includes shares owned by or jointly with family members or trusts, including 403,539 of Ms. McClellan’s shares and 152,700 of Mr. James V. Hanna’s shares. Mr. John V. Hanna held over 5% beneficial ownership through December 2004. Mr. James V. Hanna held over 5% beneficial ownership beginning in January 2005. Mr. James V. Hanna was appointed a director on February 9, 2005.

Security Ownership of Management

The following table shows the beneficial ownership of Consumers Bancorp common shares as of June 30, 2005 for each nominee, director and executive officer of Consumers Bancorp and for all nominees, directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Percent of Common Shares (if 1% or Greater)
John P. Furey	25,864	1.21%
James V. Hanna	155,200	7.24%
David W. Johnson	15,052
James R. Kiko, Sr.	5,338
Thomas M. Kishman	11,501
Laurie L. McClellan	435,470	20.32%
Steven L. Muckley	10,050
John E. Tonti	2,000
Walter J. Young	70,000	3.27%
Paul B. Hugenberg, III	—
Vickie L. Ramsier	400
Phillip M. Suarez	1,200
Renee K. Wood	—
Marianne Yeager	—
All directors, nominees and executive officers as a group (14 persons)	732,075	34.15%

*	This column includes shares owned by or with family members or trusts, including 24,464 of Mr. Furey’s shares; 152,700 of Mr. James V. Hanna’s shares; 2,500 of Mr. Kiko’s shares; 3,625 of Mr. Kishman’s shares; 403,539 of Ms. McClellan’s shares; 65,248 of Mr. Young’s shares, 1,200 of Mr. Suarez’s shares and 109 of Ms. Ramsier’s shares.

EXECUTIVE COMPENSATION

The following table shows the cash compensation and certain other compensation paid or accrued by Consumers Bancorp or Consumers National Bank for the fiscal years ended June 30, 2005, 2004 and 2003 to Steven L. Muckley, Chief Executive Officer and President of Consumers Bancorp and Consumers National Bank.*

Summary Compensation Table

Name and Principal Position	Year	Salary/($)	Bonus ($)	Other Annual Comp. ($)		Other Compensation ($)(1)
Steven L. Muckley** Chief Executive Officer and President	2005 2004 2003	201,875 160,962 0	7,001 0 0	6,895 25,000 0	(2)	0 2,000 6,800	(3) (4)

(1)	Perquisites that in the aggregate are the lesser of either $50,000 or 10% of the total of annual salary and bonus are not disclosed in the table in accordance with SEC rules. Perquisites for Mr. Muckley include payment of health insurance premiums and auto expenses.
(2)	Represents $6,895 contributed to the Consumers National Bank 401(k) Savings and Retirement Plan and Trust.
(3)	Represents $2,000 earned in connection with Mr. Muckley’s service as an outside director prior to the time he became Chief Executive Officer.
(4)	Represents amounts earned in connection with Mr. Muckley’s service as an outside director.
*	No other executive officer of Consumers Bancorp had a total annual salary and bonus for fiscal year 2005 in excess of $100,000.
**	Steven L. Muckley became Chief Executive Officer on August 11, 2003. On November 26, 2003, Mr. Muckley was also named as acting President, and on December 1, 2003, was appointed as President. On February 14, 2005, Mr. Muckley was also named as Acting Chief Financial Officer and was replaced by Ms. Wood effective August 1, 2005. Additionally, Mr. Muckley was named Sr. Investment Representative of the Bank’s investment program with UVEST Financial Services in April 2005.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2005, the Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed a like amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation of the participants. Part of the funds in the 401(k) Plan are vested in the participants in accordance with the 401(k) Plan. An eligible participant is one who has completed one year of service, works 1,000 hours per year, and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Steven L. Muckley and Laurie L. McClellan.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a salary continuation program (Plan) to encourage Consumers National Bank executives to remain employees of Consumers National Bank. Pursuant to the Plan, salary continuation agreements (Agreements) were thereafter entered into between Consumers National Bank and certain executives. The Agreements provided such executives with 180 months of lifetime (and, in the event of the executive’s death, surviving spouse) salary continuation payments equal to a percentage of an executive’s final pay (consisting of base salary reduced for other benefit programs of Consumers National Bank in which the executive participates) commencing upon the first day of the month following the executive’s termination of employment (other than termination for cause or suicide within two years of the date of the Agreement or any material misstatement of fact by the executive on any application for life insurance purchased by Consumers National Bank). Pursuant to the Agreements, the amount of base pay was limited to the lesser of the preceding year’s annual base salary prior to termination of employment or the annual base salary at the inception of the Agreement with the executive plus 3.5% annual inflation. Vesting under the Agreements commenced at age 50 and was prorated until age 65. In 2001, several of the Agreements were amended and restated to reflect changes in the Plan approved by the Board of Directors (Amended Agreements). In consideration of executives entering into noncompetition, nonsolicitation and confidentiality agreements with Consumers National Bank, Consumers National Bank entered into the Amended Agreements with such executives. The Amended Agreements provide enhancements to the salary continuation benefits under the Agreements such as fully vested salary continuation benefits upon termination of employment following a change in control of Consumers National Bank; the use of a three year average of total W-2 compensation to determine final pay upon which salary continuation benefits are based; the elimination of reductions in final pay for other Consumers National Bank benefit programs; and the crediting of interest at an annual rate in the range of 6.0% to 7.5%, compounded monthly, on the unpaid balance of the 180 equal monthly salary continuation payments for early termination benefits prior to age 65 for reasons other than death, disability, or change of control. Mr. Muckley became eligible to participate in the Plan as of August 11, 2004 and entered the plan on March 1, 2005. The estimated annual benefits payable upon Mr. Muckley’s retirement from the Company at the age of 65 are $182,600.

CHANGE OF CONTROL AGREEMENTS

Change of control agreements (Change of Control Agreements) were entered into with Mr. Hugenberg and Ms. Wood on July 1, 2005 and with Ms. Yeager on August 1, 2005, in order to provide severance benefits in the event of their termination of employment following a change of control of Consumers National Bank within five years of the effective date of each agreement.

If within 12 months following a change of control, a termination of employment occurs for any reason other than death, Disability (as defined below), or Cause (as defined below), a participant may receive a lump sum payment based on the agreement schedule in effect at the date of such termination. In addition, the participant shall be entitled to receive Company-paid COBRA premiums, relating to employee’s group medical insurance continuation premiums under the Company’s group health plan, for a period of 12 months after the date of termination. For purposes of these Change of Control Agreements, a “Change of Control” means the transfer of shares of the Company’s voting common stock during the term such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Internal revenue Code) more than 50 percent of the Company’s outstanding voting common stock. For purposes of these Change of Control Agreements, the term “Termination” means termination of the employment of the employee, during the 12 consecutive month period commencing upon a Change of Control, by the Company, for any reason other than death, Disability (as defined below), or Cause (as defined below). The date of the employee’s Termination shall be the date specified by the Company in a written notice to the employee. The employee shall be considered to have a “Disability” during the period in which the employee is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of employee’s regular employment with the Company, which condition is expected to be permanent. For purposes of these Change of Control Agreements, the term “Cause” means, in the reasonable judgment of the President of the Company, (i) the willful and continued failure by the employee to substantially perform the employee’s duties with the Company after written notification by the Company, (ii) the willful engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by the employee in egregious misconduct involving serious moral turpitude. For purposes of these Agreements, no act or failure to act on the employee’s part shall be deemed “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that such action was in the best interest of the Company.

COMPENSATION COMMITTEE

Report on Compensation

The Compensation Committee is comprised of two non-employee directors and the Chairman of the Board. The Committee members are Mr. Furey, Mr. Johnson and Ms. McClellan, with Mr. Furey serving as Chairman. The Board of Directors has delegated to the committee responsibility for the oversight and administration of compensation of the Company. The committee reviews and recommends company benefit and incentive plans, as well as, reviewing the individual performance of the Chief Executive Officer and executive management.

Compensation Policies

The Company’s compensation program includes the following core components: base salary, quarterly cash incentive, and long-term compensation. The Committee manages all three components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management and to provide short-term incentive compensation that varies directly with the Company’s financial performance.

Base Salary

Salary ranges are determined for each position, based upon peer group survey data comprised of reasonably comparable community banks. In determining annual adjustments to base salaries for executive management, the Committee considers the recommendations of the Chief Executive Officer regarding the parameters considered for cost of living and performance adjustments.

Quarterly Incentive Compensation

The Company’s quarterly cash incentive compensation is based on the Company’s short-term performance as measured by earnings. The incentive compensation program, contemplates first providing a reasonable return on investment to shareholders and then providing a profit-sharing arrangement with employees thereafter. Incentive compensation awards play a key role in implementing the Company’s strategy of tying performance to earnings.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan and a non-qualified Salary Continuation Program. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The Salary Continuation Plan is designed to retain Executive and Senior Management personnel. Entrance to the Salary Continuation Plan is limited and is subject to meeting performance criteria, established by the Compensation Committee and approved by the Board of Directors.

Executive Compensation

A key goal of the Company’s 2005 strategic plan is to strengthen Consumer National Bank’s infrastructure. In satisfying the Company’s objective, a significant investment was made in retaining and attracting highly, qualified executive management personnel. Consumer National Bank experienced heightened competition for securing experienced individuals with the skill level required to meet current and future needs and found it necessary to offer competitive compensation packages at base ranges at or above the 75th quartile of peer banks of comparable size. Additionally, Executive Officers are offered Change of Control provisions either as a separate agreement or as a part of the Salary Continuation Program.

Chief Executive Officer’s Compensation

In establishing the Chief Executive Officer’s compensation for 2005, the Committee considered the Company’s short-term and long-term goals, past compensation practices, comparative peer data and competitive market guidelines for the position. When Mr. Muckley was hired in August 2003, his compensation package consisted of a base of salary of $180,000, to be increased at year two by $25,000, after achieving corporate performance goals directly related to restructuring and positioning the Company for future growth. The Committee established the Chief Executive Officer’s base salary for 2005 at $205,000, which reflects the Committee’s determination that the Company has achieved its performance goals. In addition, Mr. Muckley was eligible for entrance into the Salary Continuation Program in August 2004 and entered the plan in March 2005.

Respectfully Submitted,

The Compensation Committee

Mr. Furey, Chairman

Mr. Johnson

Ms. McClellan

EXECUTIVE & COMPENSATION COMMITTEES

INTERLOCKS AND INSIDER PARTICIPATION

Ms. Laurie L. McClellan, the Company’s Chairman served on both the Executive & Compensation Committees during the fiscal year ended June 30, 2005. Ms. McClellan, in serving on the Executive & Compensation Committees, did not participate in discussions or decision-making relative to her own compensation. Mr. John V. Hanna and Mr. Young were formerly officers of the Company from October 1991 to November 2002.

Performance Graph

Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on Consumers Bancorp’s Common Stock against the cumulative return of the Nasdaq Banks Index and the S&P 500 Index for the period of five fiscal years commencing June 30, 2000 and ended June 30, 2005. The graph assumes that the value of the investment in Consumers Bancorp’s Common Stock, the Nasdaq Banks Index and the S&P 500 Index was $100 on June 30, 2000 and that all dividends were reinvested.

	2000	2001	2002	2003	2004	2005
CBKM.OB	$100	$109	$131	$131	$135	$101
Nasdaq Banks Index	100	141	161	164	194	203
S&P 500 Index	100	84	68	67	78	82

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2005, its reporting persons complied with all Section 16(a) filing requirements, except as follows: Mr. Furey filed one late Form 4 related to the re-distribution of shares within a trust, Mr. Kiko filed one late Form 4 related to shares he owned jointly being transferred out of his name, and Mr. James V. Hanna filed one late Form 3.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during fiscal year ended June 30, 2005. Continued transactions with these persons may be expected to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Mr. Kiko, a director, is a real estate auctioneer and, in the ordinary course of business, Consumers Bancorp and Consumers National Bank have retained the services of Mr. Kiko in the past to liquidate property and may continue to retain him in the future.

The SEC rules require disclosure of any family relationship among directors and executive officers. Mr. Kiko, director, is first cousin to Jan Kishman, spouse of director, Mr. Kishman.

Mr. Johnson is President of Summitville Tile, which filed for Chapter 11 bankruptcy protection in December 2003. Summitville Tile filed a formal Plan of Reorganization on August 6, 2004 and emerged from Chapter 11 on December 12, 2004.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2005. In addition, the Audit Committee has discussed with Crowe Chizek and Company LLC, the independent auditing firm for Consumers Bancorp, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Audit Committee has received written disclosures from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with Crowe Chizek and Company LLC its independence from Consumers Bancorp, including discussions of independence related to Consumers Bancorp hiring an executive officer that previously worked for Crowe Chizek and Company LLC.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Audit Committee

Mr. Kishman, Chairman

Mr. Furey

Mr. Kiko

Mr. Tonti

Auditor’s Fees

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of Consumers Bancorp’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances Consumers Bancorp’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any non-audit related service performed by the independent auditors.

For the fiscal year ended June 30, 2005, Crowe Chizek and Company LLC billed the Company $120,321. Fees for the fiscal year 2005, as well as fees for the preceding year (which totaled $90,654), were for the following services:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2005	$60,700	$—	$8,100	$51,521
2004	$42,300	$8,700	$6,275	$33,379

The “All Other Services” for 2005 and 2004 related principally to work performed by Crowe Chizek and Company LLC with respect to information technology systems general controls review and network security assessment.

The “Audit-Related Fees” for 2004 related principally to work performed by Crowe Chizek and Company LLC during 2003 with respect to assistance with the internal audit function.

The Audit Committee has reviewed all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Crowe Chizek and Company LLC’s independence.

2006 SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 18, 2006.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2006 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 1, 2006 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 1, 2006.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

SUMMARY ANNUAL REPORT AND FORM 10-K ANNUAL REPORT

The Summary Annual Report and the Form 10-K Annual Report for the fiscal year ended June 30, 2005 have been mailed concurrently with this Proxy Statement to shareholders of record. The Summary Annual Report and Form 10-K Annual Report do not constitute a part of the proxy material.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

By Order of the Board of Directors

Laurie L. McClellan

Chairman

Minerva, Ohio

September 15, 2005

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONSUMERS BANCORP, INC.		For	Withhold	For All Except

	PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 19, 2005		Proposal One : To elect the following nominees to the Board of Directors for three-year terms expiring in 2008:	☐	☐	☐

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Consumers Bancorp, Inc., 614 East Lincoln Way, Minerva, Ohio, hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, October 19, 2005 at 7:30 P.M., or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below:

David W. Johnson, Laurie L. McClellan and Walter J. Young

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			Proposal Two : To elect James V. Hanna to the Board of Directors for a two-year term expiring in 2007.	For ☐	Withhold ☐
If no specification is made, authority is granted to cast the vote of the undersigned for election of the nominees listed above.
Other Business: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any and all adjournments thereof.

Note: The signature(s) on this proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the President or other authorized officer.

Please be sure to sign and date this Proxy in the box below.		Date

Shareholder sign above Co-holder (if any) sign above
+						+

    Detach above card, sign, date and mail in postage paid envelope provided.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.